As filed with the Securities and Exchange Commission on May 21, 2018
Registration No. 333-220884

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________
INVESTAR HOLDING CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Louisiana	6022	27-1560715
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7244 Perkins Road
Baton Rouge, Louisiana 70808
(225) 227-2222
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_______________________
John J. D’Angelo
President and Chief Executive Officer
Investar Holding Corporation
7244 Perkins Road
Baton Rouge, Louisiana 70808
(225) 227-2222
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_______________________
Copies to:

Stephanie E. Kalahurka, Esq. Fenimore, Kay, Harrison & Ford LLP 1000 Walnut Street, Suite 1400 Kansas City, MO 64106 (512) 583-5900 (512) 583-5940 (Fax)

Approximate date of commencement of the proposed sale of the securities to the public: Not applicable
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

DEREGISTRATION OF COMMON STOCK
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-4 (File No. 333-220884) (the “Registration Statement”) of Investar Holding Corporation (the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) on October 10, 2017, as amended by Amendment No. 1 filed with the SEC on October 19, 2017, which registered 1,039,723 shares of voting common stock, par value $1.00 per share of the Registrant.
Pursuant to the Agreement and Plan of Reorganization, dated as of August 4, 2017 (the “Merger Agreement”), by and between the Registrant, Investar Interim Corporation and BOJ Bancshares, Inc., a Louisiana corporation (“BOJ”), BOJ was acquired by the Registrant. The acquisition became effective on December 1, 2017. The Registrant delivered a total of 799,559 shares of its common stock to former shareholders of BOJ pursuant to the Registration Statement in connection with the acquisition.
Following the acquisition, the Registrant terminated the offering of shares of its common stock registered on the Registration Statement. The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 240,164 shares of the Registrant’s common stock that were registered but not issued under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Baton Rouge, Louisiana on the 21st day of May, 2018.

INVESTAR HOLDING CORPORATION

By:	/s/John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of May, 2018.

Signature		Title

By:	/s/John J. D’Angelo	President, Chief Executive Officer and Director
	John J. D’Angelo	(Principal Executive Officer)

By:	/s/Christopher L. Hufft	Executive Vice President and Chief Financial Officer
	Christopher L. Hufft	(Principal Financial Officer)

By	/s/Rachel P. Cherco	Executive Vice President and Chief Accounting Officer
	Rachel P. Cherco	(Principal Accounting Officer)

By:	*	Director
James. M. Baker

By:	*	Director
Thomas C. Besselman, Sr.

By	*	Director
James H. Boyce, III

By:	*	Director
Robert M. Boyce, Sr.

By:	*	Director

William H. Hidalgo, Sr.

By:	*	Director
Gordon H. Joffrion, III

By:	*	Director
Robert Chris Jordan

By:	*	Director
David J. Lukinovich

By:	*	Director
Suzanne O. Middleton

By:	*	Director
Andrew C. Nelson, M.D.

By:	*	Director
Carl R. Schneider, Jr.

By:	*	Director
Frank L. Walker

*Pursuant to power of attorney, by:

/s/John J. D’Angelo
Attorney-in-Fact May 21, 2018

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